EXHIBIT 99.1
EXECUTION COPY
LICENSE AND COLLABORATION AGREEMENT
     THIS LICENSE AND COLLABORATION AGREEMENT (“Agreement”) dated as of December 5, 2006 (“Effective Date”), is entered into between HALOZYME, INC., a California corporation (“Halozyme”), having a place of business at 11588 Sorrento Valley Road, Suite 17, San Diego, California 92121, USA, on the one hand, and F. HOFFMANN-LA ROCHE LTD, a Swiss corporation (“Roche Basel”), having a place of business at Grenzacherstrasse 124, CH-4070 Basel, Switzerland, and HOFFMANN-LA ROCHE INC., a New Jersey corporation (“Roche Nutley”) (Roche Basel and Roche Nutley, collectively, “Roche”), having a place of business at 340 Kingsland Street, Nutley, New Jersey 07110, USA, on the other hand, with respect to the following facts:
     WHEREAS, Halozyme is the owner or exclusive licensee of certain patents, formulations and know-how related to the PH20 Drug (as defined below);
     WHEREAS, Roche is the owner or exclusive licensee of certain patents and know-how related to the Roche Biologics (as defined below);
     WHEREAS, the parties desire to enter into a collaborative relationship in which the parties will collaboratively develop, and Halozyme will license to Roche the right to commercialize, the Products in the Territory (each as defined below), all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” shall mean, with respect to a party, (a) an entity that owns directly or indirectly, a controlling interest in such party, by stock ownership or otherwise, (b) an entity in which such party owns a controlling interest, by stock ownership or otherwise, or (c) an entity under common control with such party, directly or indirectly. For purposes of this paragraph, “controlling interest” and “control” mean ownership of fifty percent (50%) or more of the voting stock permitted to vote for the election of the board of directors or any other arrangement resulting in control of or the right to control the management and the affairs of such entity or party. For purposes of this Agreement, Genentech, Inc., 1 DNA Way, South San Francisco, California 94080, USA (“Genentech”) and Chugai Pharmaceutical Co. Ltd., 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”), each shall not be deemed an Affiliate of Roche, unless (i) Roche in its sole discretion notifies Halozyme in writing that Genentech and/or Chugai shall be deemed an Affiliate, or (ii) Roche, directly or indirectly, exercises control over the day-to-day management and the affairs of Genentech or Chugai, as applicable.

          1.2 “Biologic” shall mean a biological product as defined in 42 USC §262(i) or subsequent statute.
          1.3 “BLA” shall mean a Biologics License Application or similar application for marketing approval of a product submitted to the FDA, or its foreign equivalent.
          1.4 “cGMP” shall mean the principles detailed in (a) the United States Current Good Manufacturing Practices (21 CFR 200, 211 and 600), (b) the “Rules Governing Medicinal Product in The European Community — Volume IV Good Manufacturing Practice for Medicinal Products,” (c) “Cooperative Manufacturing Arrangements for Licensed Biologics” FDA-CBER, and (d) the foreign equivalent thereof in any other country that Roche informs Halozyme in writing not less than two (2) years in advance that Roche intends to sell Product.
          1.5 “Change of Control” shall mean the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of Halozyme to which the subject matter of this Agreement pertains.
          1.6 “Collaboration Supported Biologics Patent Rights” shall mean, collectively, (a) all patent applications hereafter filed in the Territory; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; in each case (i) that use or are supported by data and information derived from the use of a Roche Biologic derived from the activities under this Agreement, and (ii) only to the extent they relate to a Roche Biologic (whether alone or in combination with recombinant human PH20 hyaluronidase), its manufacture or use.
          1.7 “Collaboration Supported PH20 Patent Rights” shall mean, collectively, (a) all patent applications hereafter filed in the Territory; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications; in each case (i) that use or are supported by data and information derived from the use of PH20 Drug or are derived from the activities under this Agreement, and (ii) only to the extent they relate to recombinant human PH20 hyaluronidase (whether alone or in combination with compositions other than Roche Biologics), its manufacture or use.
          1.8 “Confidential Information” shall mean all information and data that (a) is provided by one party to the other party under this Agreement, and (b) if disclosed in writing or other tangible medium is marked or identified as confidential at the time of disclosure to the recipient, is acknowledged at the time of disclosure to be confidential, or otherwise should reasonably be deemed to be confidential. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such information and data which, and only to the extent, the recipient can establish by competent evidence: (i) is known to the recipient or its Affiliates before receipt thereof from the disclosing party, (ii) is disclosed to the recipient or its Affiliates free of confidentiality obligations by a third person who has the right to make such disclosure, (iii) is or becomes part of the public domain through no fault of the recipient, or

(iv) is independently developed by persons on behalf of recipient or its Affiliates without access to or use of the information disclosed by the disclosing party.
          1.9 “DMF” shall mean a Drug Master File filed with the FDA, or its foreign equivalent.
          1.10 “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto.
          1.11 “Field” shall mean the prevention or treatment of any disease, state or condition in humans.
          1.12 “First Commercial Sale” shall mean, with respect to any Product, the first sale of such Product by or on behalf of Roche, its sublicensees or their respective Affiliates to customers who are not Affiliates in any country after all applicable marketing approvals (if any) have been granted by the applicable governing health authority.
          1.13 “Halozyme In-License” shall mean a license, sublicense or other agreement under which Halozyme has acquired, or hereafter acquires, rights to the Licensed IP Rights.
          1.14 “IND” shall mean an Investigational New Drug application or similar application required to commence human clinical testing of a product submitted to the FDA, or its foreign equivalent.
          1.15 “Licensed IP Rights” shall mean, collectively, the Licensed Know-How Rights, Licensed Patent Rights and Licensed Marks.
          1.16 “Licensed Know-How Rights” shall mean, collectively, Halozyme’s rights in all trade secret and other know-how rights regarding PH20 Drug (or the use thereof).
          1.17 “Licensed Patent Rights” shall mean, collectively, Halozyme’s rights in (a) all patent applications heretofore or hereafter filed in the Territory which claim the making, using, selling or importing of PH20 Drug alone or in combination with any other composition (or, in each case, the use thereof) reasonably necessary or useful to develop, obtain regulatory approval for, manufacture, commercialize or use Products in the Territory in the Field; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility models, design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications. The Licensed Patent Rights shall include, without limitation, the patent rights listed on Exhibit A.
          1.18 “Licensed Marks” shall mean those certain trademarks, trade names, designs and markings owned or licensed by Halozyme and designated from time to time in writing by Halozyme for use by Roche under this Agreement in connection with the packaging and labeling of the Products in the Territory in the Field.

          1.19 “Net Sales” and the related term “Adjusted Gross Sales” shall mean:
               1.19.1 “Adjusted Gross Sales” shall mean the amount of gross sales of the Product invoiced by or on behalf of Roche, its sublicensees or their respective Affiliates to customers who are not Affiliates less deductions of returns and return reserves (including allowances actually given for spoiled, damaged, out-dated, rejected, returned Product sold, withdrawals and recalls), rebates (price reductions, rebates to social and welfare systems, charge backs or reserves for chargebacks, cash sales incentives, cash discounts, government mandated rebates and similar types of rebates e.g., Pharmaceutical Price Regulation Scheme, Medicaid), volume (quantity) discounts, taxes (value added or sales taxes, government mandated exceptional taxes and other taxes directly linked to the gross sales amount).
               1.19.2 “Net Sales” means the amount calculated by subtracting from the amount of Adjusted Gross Sales a lump sum deduction of *** percent (***%) of Adjusted Gross Sales in lieu of ***.
               1.19.3 In calculating Adjusted Gross Sales and Net Sales, no items of deduction shall be double counted.
          1.20 “Option Target” shall mean, collectively, the *** (***) Targets specifically identified on Exhibit B.
          1.21 “PH20 Drug” shall mean the active compound, recombinant human PH20 hyaluronidase (i.e. a truncated form of native human PH20 hyaluronidase consisting of residues 36-482, inclusive, of the native human PH20 hyaluronidase or its successor molecule based on this technology), supplied by Halozyme to Roche pursuant to this Agreement.
          1.22 “PH20 Bulk” shall mean the bulk form of PH20 Drug.
          1.23 “PH20 Bulk Specifications” shall mean the specifications for the PH20 Bulk provided by Halozyme to Roche, after mutual agreement is reached with Roche (which shall not be unreasonably withheld or delayed), prior to production of the PH20 Bulk.
          1.24 “Phase I Clinical Trial” shall mean a human clinical trial in any country that is intended to initially evaluate the safety and/or pharmacological effect of a Product in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent.
          1.25 “Phase II Clinical Trial” shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in patients with the disease or indication under study or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent.
          1.26 “Phase III Clinical Trial” shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a BLA or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

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          1.27 “Product” shall mean each of the following:
               1.27.1 a product comprising (a) one or more Roche Biologics (and, except as otherwise set forth in Section 3.5, no other active pharmaceutical ingredients), and (b) PH20 Drug, as an active ingredient/excipient for enhancing the dispersion and/or absorption of such one or more Roche Biologics, in any liquid injectable formulation, and/or any lyophilized formulation, which product is promoted, marketed and sold in a kit (i.e., in separate containers, but packaged and labeled together at a single price) (each, a “Kit Product”); and
               1.27.2 a product comprising (a) one or more Roche Biologics (and, except as otherwise set forth in Section 3.5, no other active pharmaceutical ingredients), and (b) PH20 Drug, as an active ingredient/excipient for enhancing the dispersion and/or absorption of such one or more Roche Biologics, in any liquid injectable formulation, and/or any lyophilized formulation, which product is promoted, marketed and sold in a co-formulation (i.e., pre-formulated together in a single solution in a single container, in a single package with a single label at a single price) (each, a “Coformulation Product”).
          1.28 “Representative” shall mean, as to Roche, any of its Affiliates and any of its or its Affiliate’s directors, officers, employees, agents, advisors (including without limitation financial, legal and accounting advisors) and controlling persons.
          1.29 “Roche Biologic” shall mean a Biologic that is owned or controlled (e.g., licensed) by Roche or its Affiliates and that is directed to a Roche Target.
          1.30 “Roche Exclusive Targets” shall mean, collectively, (a) the three (3) Roche Targets specifically identified on Exhibit C, (b) those Roche Targets, if any, that are selected by Roche from the *** (***) Option Targets pursuant to Section 3.4.2(a) and are designated as Roche Exclusive Targets pursuant to Section 3.4.2(b), and (c) all additional Roche Targets, if any, that are selected by Roche pursuant to Section 3.4.3 and for which Halozyme has the right to grant Roche the license pursuant to Section 3.1.
          1.31 “Roche Targets” shall mean, collectively, (a) the three (3) Targets specifically identified on Exhibit C, (b) those Targets, if any, that are selected by Roche from the *** (***) Option Targets pursuant to Section 3.4.2, and (c) up to a total of *** (***) additional Targets that are selected by Roche pursuant to Section 3.4.3 and for which Halozyme has the right to grant Roche the license pursuant to Section 3.1.
          1.32 “Royalty Term” shall mean, with respect to each Product in each country, the period equal to the longer of (a) if, at the time of the First Commercial Sale of such Product in such country, the use, offer for sale, sale or import of such Product in such country would infringe a Valid Claim (if such Valid Claim were in an issued patent), the term for which such Valid Claim remains in effect and would be infringed (if such Valid Claim were in an issued patent), or (b) *** (***) years following the date of the First Commercial Sale of such Product in such country.
          1.33 “Stock Purchase Agreement” shall mean the Stock Purchase Agreement dated as of the date hereof, between Halozyme Therapeutics, Inc., a Nevada corporation, and Roche Finance Ltd, a Swiss company (as amended or restated from time to time).

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          1.34 “Target” shall mean a unique molecular species (or naturally occurring allelic variant, glycosylation variant, or mutant thereof, or any combination thereof) that (a) is chemically distinct from other molecules, (b) is a human peptide, protein or other Biologic, and (c) is associated with the treatment of a human disease state. A Biologic shall be “directed to” a Target if such Biologic (i) was initially selected by screening against such Target and (ii) derives recognized therapeutic value from modulating such Target.
          1.35 “Territory” shall mean all countries in the world.
          1.36 “Valid Claim” shall mean either (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights or the Collaboration Supported Biologics Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application included within the Licensed Patent Rights or the Collaboration Supported Biologics Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.
     2. REPRESENTATIONS AND WARRANTIES.
     Each party represents and warrants to the other party as follows:
          2.1 Organization. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
          2.2 Authorization and Enforcement of Obligations. Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.
          2.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with this Agreement have been obtained.
          2.4 No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies; and (b) do not conflict with, or constitute a default under, any contractual obligation of such party.
          2.5 Licensed Patent Rights. Halozyme warrants to Roche, as of the Effective Date, that (a) the Licensed Patent Rights have not been held by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, (b) Halozyme has not received written notice of any claim or litigation by any third party alleging that any of the Licensed Patent Rights are invalid or unenforceable, and (c) Halozyme has the right to grant the licenses under the Licensed IP pursuant to this Agreement.

          2.6 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2.5 AND 6.6, HALOZYME MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE LICENSED IP RIGHTS, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING VALIDITY, ENFORCEABILITY, OR NONINFRINGEMENT. THE LICENSED IP RIGHTS ARE PROVIDED “AS IS.”
     3. LICENSE.
          3.1 License Grant to Roche.
               3.1.1 On the terms and conditions of this Agreement, Halozyme hereby grants to Roche (a) an exclusive worldwide license under the Licensed IP Rights to develop, make, have made, use, offer for sale, sell and import Products comprising Roche Biologics directed to only Roche Exclusive Targets in the Territory for use in the Field, and (b) a non-exclusive worldwide license under the Licensed IP Rights to develop, make, have made, use, offer for sale, sell and import Products comprising Roche Biologics directed to Roche Targets, other than Roche Exclusive Targets, in the Territory for use in the Field. There may be more than one Roche Biologic directed to a given Roche Target. Except as expressly set forth in this Agreement, Roche shall not use the Licensed IP Rights for any other use.
               3.1.2 Roche shall have the right to grant sublicenses, on a Product-by-Product basis, (a) to third parties, other than Affiliates, for the purpose of developing, manufacturing or commercializing such Product in each case jointly with, or for the benefit of, Roche, or (b) to Affiliates. Roche promptly shall provide Halozyme with express written notice of any such sublicense under clause (a) above identifying the sublicensee and the scope of the rights sublicensed. Any such sublicense shall be subject and subordinate to the terms and conditions of this Agreement, and Roche shall remain responsible for all payments due to Halozyme hereunder.
          3.2 No Implied Licenses. Only licenses and rights expressly granted herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.
          3.3 Exclusivity.
               3.3.1 With respect to each Roche Exclusive Target, on or after the date on which such Roche Target became a Roche Exclusive Target, only Roche (but only in the case of a sublicense hereunder) and not Halozyme nor its Affiliates have the right to enter into any new agreement with any third party to develop, manufacture, sell or otherwise commercialize any product in a kit form (i.e., in separate containers, but packaged and labeled together at a single price) or a co-formulation (i.e., pre-formulated together in a single solution in a single container, in a single package with a single label at a single price), in each case that comprises PH20 Drug and any Biologic that is directed to such Roche Exclusive Target. If Roche were to enter into such a sublicense agreement, then Roche shall ensure that Halozyme receives its full compensation hereunder for such third party use in accordance with the terms and conditions set forth in this Agreement.

               3.3.2 Neither Halozyme nor its Affiliates shall sell greater than *** USP units per vial, syringe or other container of PH20 Drug, as the sole active pharmaceutical ingredient in any liquid injectable or subcutaneously infusible formulation and/or any lyophilized formulation, on a standalone basis (i.e., in a separate container, separately packaged and labeled, and at a separate price) labeled for use as the active ingredient/excipient for enhancing the dispersion and/or absorption of any other Biologic, or enter into any agreement with any third party to do the same, without the prior express written consent of Roche.
               3.3.3 Notwithstanding anything to the contrary in this Agreement, Halozyme reserves the right to grant rights and licenses to third parties under the Licensed IP Rights to conduct research (but not clinical development or commercial sales) regarding recombinant human PH20 hyaluronidase (whether alone or in combination with other compositions), unless such right or license identifies or reasonably suggests that such other composition as a Biologic that is directed to a Roche Exclusive Target.
               3.3.4 Notwithstanding anything to the contrary in this Agreement, the grant of rights by Halozyme under this Agreement with respect to each Roche Exclusive Target (other than those specifically identified on Exhibit C) shall be subject to any rights or licenses granted to any third party prior to the designation of such Target as a Roche Exclusive Target in accordance with Sections 3.4.2(b).
          3.4 Designation of Roche Targets.
               3.4.1 Initial Exclusive Targets. The three (3) Targets specifically identified on Exhibit C hereby are designated Roche Targets and Roche Exclusive Targets.
               3.4.2 Option Targets and First Designation Right.
               (a) Prior to the tenth (10th) anniversary of the Effective Date (or such later date as the parties mutually agree in writing), Roche shall have the right to select Targets of interest, from the *** (***) Option Targets, for inclusion in this Agreement. During such period, Roche shall give Halozyme irrevocable express written notice of each such Target selected. Subject to the limitations set forth in Section 3.4.4, upon receipt by Halozyme of such written notice of the selection of such Target, such Target thereafter shall be designated a Roche Target.
               (b) Each Roche Target that is selected by Roche from the *** (***) Option Targets pursuant to Section 3.4.2(a) shall become a Roche Exclusive Target as of the date (and only if) Roche either (i) pays to Halozyme the nonrefundable and noncreditable exclusivity fee for such Roche Target pursuant to Section 4.1.2, or (ii) makes the final nonrefundable and noncreditable development event payment under Section 4.2.1 with respect to a Product comprising a Roche Biologic directed to such Roche Target.
               (c) Neither Halozyme nor its Affiliates, directly or indirectly, shall enter into, or engage in negotiations therefor, any agreement (a “Third Party Agreement”) with a third party to develop, manufacture, sell or otherwise commercialize any product in a kit form (i.e., in separate containers, but packaged and labeled together at a single price) or a co-formulation (i.e., pre-formulated together in a single solution in a single container, in a single

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package with a single label at a single price), in each case that comprises a Biologic directed to an Option Target, and PH20 Drug, without first giving to Roche express written notice thereof, and the first right (the “First Designation Right”) to designate such Option Target as a Roche Exclusive Target in accordance with Section 3.4.2(b). If, within twenty eight (28) days after receipt of such written notice from Halozyme, Roche fails to designate such Option Target as a Roche Exclusive Target in accordance with Section 3.4.2(b), then the First Designation Right with respect to such Option Target shall expire, and Halozyme shall have the right to enter into a Third Party Agreement with respect to such Option Target; provided, however, if Halozyme fails to enter into a Third Party Agreement with respect to such Option Target within *** (***) months after the expiration of such twenty eight (28) day period, then the First Designation Right with respect to such Option Target again shall become effective.
               3.4.3 Later Exclusive Targets. Prior to the tenth (10th) anniversary of the Effective Date (or such later date as the parties mutually agree in writing), Roche shall have the right to select potential Targets for inclusion in this Agreement. During such period, Roche shall give Halozyme irrevocable express written notice of each potential Target selected which shall include (a) the common name of such Target; (b) the specific amino acid sequence or chemical structure thereof (if known); and (c) such other information as Halozyme reasonably requests to determine the uniqueness of such Target. With respect to each potential Target which is selected by Roche in accordance with this Section 3.4.3, within thirty (30) days after Halozyme’s receipt of irrevocable express written notice from Roche of the selection of a potential Target for inclusion in this Agreement, Halozyme shall notify Roche in writing if Halozyme does not have the right to grant Roche a license under Section 3.1 for such Target. Subject to the limitations set forth in Section 3.4.4, unless Halozyme timely notifies Roche in writing that it does not have the right to grant Roche a license under Section 3.1 for such Target, such Target thereafter shall be designated a Roche Target and a Roche Exclusive Target. For purposes of this Agreement, if, as of the date on which Halozyme receives written notice from Roche pursuant to this Section 3.4.3 of the selection of a potential Target for inclusion in this Agreement, (i) Halozyme or its Affiliate is precluded or restricted from granting to Roche a license under Licensed IP Rights with respect to a Roche Target, or (ii) Halozyme or its Affiliate has a bona fide research, development or commercialization program ongoing for a Target that is independent of its efforts hereunder, then Halozyme shall not have the right to grant Roche a license under Section 3.1 with respect to such Target.
               3.4.4 Not more than *** (***) Targets in the aggregate may become Roche Targets pursuant to Section 3.4.2(a); not more than *** (***) additional Targets in the aggregate may become Roche Targets pursuant to Section 3.4.3; and not more than thirteen (13) Targets in the aggregate may be Roche Targets under this Agreement; provided, however, that:
               (a) Prior to each anniversary of the Effective Date (commencing on the second anniversary of the Effective Date), Roche shall have the right (but not the obligation) to maintain its rights under Section 3.4.2(a) for each Option Target that has not yet been designated a Roche Target pursuant to Section 3.4.2(a) by paying to Halozyme the nonrefundable and (except as set forth below) noncreditable designation maintenance fee of *** ($***) per annum for each such Option Target (not to exceed a maximum aggregate designation maintenance fee of *** ($***) for each such Option Target) in each case specifying the Option Target to which such fee applies. If an Option Target is designated as a Roche Target pursuant

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to Section 3.4.2(a), the aggregate designation maintenance fees (if any) previously paid to Halozyme for such Option Target under this Section 3.4.4(a) shall be credited against the designation fee owing to Halozyme under Section 4.1.2 for such Option Target. If Roche fails to timely pay such designation maintenance fee for a specific Option Target as set forth above, thereafter such Option Target shall cease to be an Option Target, the maximum number of Targets that may become Roche Targets pursuant to Section 3.4.2(a) shall be reduced by one (1), and the maximum number of Targets that may become Roche Targets under this Agreement shall be reduced by one (1).
               (b) Prior to each anniversary of the Effective Date (commencing on the second anniversary of the Effective Date), Roche shall have the right (but not the obligation) to maintain its rights under Section 3.4.2(b) for each Option Target that has not yet been designated a Roche Exclusive Target pursuant to Section 3.4.2(b) by paying to Halozyme the nonrefundable and (except as set forth below) noncreditable exclusivity maintenance fee of *** ($***) per annum for each such Option Target (not to exceed a maximum aggregate designation maintenance fee of *** ($***) for each such Option Target) in each case specifying the Option Target to which such fee applies. If an Option Target is designated as a Roche Exclusive Target pursuant to Section 3.4.2(b) by paying the exclusivity fee pursuant to Section 4.1.2, the aggregate exclusivity maintenance fees (if any) previously paid to Halozyme for such Option Target under this Section 3.4.4(b) shall be credited against the exclusivity fee owing to Halozyme under Section 4.1.2 for such Option Target. If Roche fails to pay such exclusivity maintenance fee for a specific Option Target, Roche’s right to designate such Option Target as a Roche Exclusive Target shall terminate and such Roche Target may not become a Roche Exclusive Target.
               (c) Prior to each anniversary of the Effective Date (commencing on the second anniversary of the Effective Date), Roche shall have the right (but not the obligation) to maintain its rights under Section 3.4.3 for up to *** (***) Targets, less the number of Targets that have been designated a Roche Target pursuant to Section 3.4.3, by paying to Halozyme the nonrefundable and (except as set forth below) noncreditable designation maintenance fee of *** ($***) per annum for each such Target slot (not to exceed a maximum aggregate designation maintenance fee of *** ($***) for each such Target slot) in each case specifying the Target slot to which such fee applies. If a Target from a Target slot is designated as a Roche Target pursuant to Section 3.4.3, the aggregate designation maintenance fees (if any) previously paid to Halozyme for such Target slot under this Section 3.4.4(c) shall be credited against the designation fee owing to Halozyme under Section 4.1.3 for such Target. If Roche fails to timely pay such designation maintenance fee for a specific Target slot as set forth above, thereafter the maximum number of Targets that may become Roche Targets pursuant to Section 3.4.3 shall be reduced by one (1), and the maximum number of Targets that may become Roche Targets under this Agreement shall be reduced by one (1).
               3.4.5 In order to assist Roche’s efforts to select one or more potential Targets for inclusion in this Agreement pursuant to Section 3.4.3, upon the written request of Roche, Halozyme shall provide Roche with reasonable research quantities of PH20 Drug formulated with a Biologic provided by Roche (without revealing the identity of such Biologic or the Target to which it is directed). Such PH20 Drug/Biologic shall be provided by Halozyme to Roche pursuant to a mutually acceptable material transfer and testing agreement ***. For each

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such PH20 Drug/Biologic provided, Roche shall have a period of four (4) months in which to conduct an evaluation.
          3.5 Other Active Ingredients. If Roche desires, for good faith reasons of safety or efficacy, to include any other active pharmaceutical ingredient (other than PH20 Drug or a Roche Biologic) in a Licensed Product, then Roche shall give written notice thereof, and Halozyme in good faith shall consider permitting Roche the nonexclusive right to include such other active pharmaceutical ingredient in such Licensed Product, provided that (a) a Roche Biologic is the primary active pharmaceutical ingredient in such Licensed Product, (b) Halozyme has the right to grant such rights to Roche, (c) Halozyme does not have a bona fide internal program of development or commercialization with respect to such other active pharmaceutical ingredient, and (d) granting such rights do not otherwise conflict with Halozyme’s PH20 hyaluronidase development and commercialization program whether alone or with actual licensees or other collaborators. If Halozyme gives Roche written notice that Halozyme agrees to permit Roche the nonexclusive right to include such other active pharmaceutical ingredient in such Licensed Product, then effective upon receipt by Roche of such written notice, the definition of such Licensed Product only (and no other Licensed Products) shall be amended to include, on a nonexclusive basis, such other active pharmaceutical ingredient in such Licensed Product provided that a Roche Biologic is the primary active pharmaceutical ingredient in such Licensed Product.
          3.6 Covenant Against Suit. Halozyme and its Affiliates hereby covenant not to bring suit against Roche, its Affiliates and sublicensees with respect to any activity of Roche, its Affiliates and sublicensees as contemplated by this Agreement under any patent claiming priority from a patent or patent application (i) owned or controlled by Halozyme and its Affiliates and (ii) existing as of the Effective Date, in each case to the extent they claim the making, using, selling or importing of PH20 Drug alone or in combination with any other composition (or, in each case, the use thereof) reasonably necessary or useful to develop, obtain regulatory approval for, manufacture, commercialize or use Products in the Territory in the Field.
     4. FINANCIAL TERMS.
          4.1 License and Designation Fees.
               4.1.1 On the Effective Date, Roche shall pay to Halozyme the nonrefundable and noncreditable initial license fee of twenty million dollars ($20,000,000). This fee includes the exclusivity payment for the first three (3) Roche Exclusive Targets.
               4.1.2 Within thirty (30) days after the designation of each Roche Target pursuant to Section 3.4.2(a), Roche shall pay to Halozyme the nonrefundable and noncreditable designation fee of *** million dollars ($***). At any time on or after the designation of each Roche Target pursuant to Section 3.4.2(a), Roche shall have the right to pay to Halozyme the nonrefundable and noncreditable exclusivity fee of *** million dollars ($***) to designate such Roche Target as a Roche Exclusive Target; provided, however, if prior thereto Halozyme has granted to one or more third parties a license under the Licensed IP Rights to commercialize products comprising Biologics directed to such Roche Target, then such exclusivity fee shall be adjusted by multiplying it by a fraction, the numerator of which equals one (1), and the

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denominator of which equals the sum of one (1) plus the number of third parties to whom Halozyme previously granted such a license.
               4.1.3 Within thirty (30) days after the designation of each Roche Target pursuant to Section 3.4.3, Roche shall pay to Halozyme the nonrefundable and noncreditable designation fee of *** million dollars ($***); provided, however, if prior thereto Halozyme has granted to one or more third parties a license under the Licensed IP Rights to commercialize products comprising Biologics directed to such Roche Target, then such designation fee shall be adjusted by multiplying it by a fraction, the numerator of which equals one (1), and the denominator of which equals the sum of one (1) plus the number of third parties to whom Halozyme previously granted such a license.
     4.2 Event Payments.
               4.2.1 Within thirty (30) days following the first achievement of each of the following development events with respect to the first Product comprising a Roche Biologic directed to each Roche Target, on a Target-by-Target basis, Roche shall give written notice to Halozyme and shall pay to Halozyme the corresponding non-refundable and noncreditable event payments within thirty (30) days after receipt of an invoice from Halozyme:

$***	Enrollment of the first subject in the first Phase I Clinical Trial for such Product by Roche, its sublicensee or their respective Affiliates;

$***	Enrollment of the first patient in the first Phase II Clinical Trial for such Product by Roche, its sublicensee or their respective Affiliates;

$***	Enrollment of the first patient in the first Phase III Clinical Trial for such Product by Roche, its sublicensee or their respective Affiliates;

$***	Submission of the first BLA for such Product by Roche, its sublicensee or their respective Affiliates; and

$***	First Commercial Sale of such Product by Roche, its sublicensee or their respective Affiliates; provided, however, that such payment shall be increased to $*** if such Product comprises a Roche Biologic directed to a Roche Target that is not one of the three (3) Targets specifically identified on Exhibit C.
If for whatever reason (other than due to a breach by Roche) a development event payment is not paid for a Target and the subsequent development event for such Target is achieved, then both first and the second development event payments shall be payable at the time the second development event payment is payable.
               4.2.2 Within thirty (30) days following the first achievement of each of the following commercial events with respect to all Products, collectively, comprising any Roche

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Biologic directed to each Roche Target, on a Target-by-Target basis, Roche shall give written notice to Halozyme and shall pay to Halozyme the corresponding non-refundable and noncreditable event payments:

$***	If Net Sales of all Products comprising any Roche Biologic directed to such Roche Target equal or exceed *** dollars ($***) in a given calendar year; and

$***	If Net Sales of all Products comprising any Roche Biologic directed to such Roche Target equal or exceed *** dollars ($***) in a given calendar year.
               4.2.3 Notwithstanding anything to the contrary in this Agreement, Roche (a) shall be obligated to pay each of the event payments under Section 4.2.1 or 4.2.2 only once for each Roche Target regardless of the number of Roche Biologics directed to such Roche Target, and (b) shall not be obligated to pay each of the event payments under Section 4.2.1 or 4.2.2 more than thirteen (13) times even if all thirteen (13) Roche Targets have more than one Roche Biologic directed thereto.
          4.3 Royalties.
               4.3.1 Within thirty (30) days following the First Commercial Sale of each Product in each country, Roche shall give written notice to Halozyme thereof.
               4.3.2 During the applicable Royalty Term, Roche shall pay to Halozyme royalties equal to *** percent (***%) of Net Sales of each Product sold by Roche, its sublicensee or their respective Affiliates during the Royalty Term.
               4.3.3 If during the applicable Royalty Term the manufacture, use, offer for sale, sale or import of such Product in the country in which manufactured, used, offered for sale, sold or imported would not infringe a Valid Claim (if such Valid Claim were in an issued patent) in such country, then the applicable royalty rate under Section 4.3.2 for such Product in such country shall be reduced to *** percent (***%) of Net Sales by Roche, its sublicensees and their respective Affiliates.
               4.3.4 If Roche, its sublicensees or their respective Affiliates sells a Product to a third party who also purchases other products or services from Roche, its sublicensees or their respective Affiliates, and Roche, its sublicensees or their respective Affiliates discounts the purchase price of such Product to a greater degree than it generally discounts the price of its other products or services to such customer, then in such case the Net Sales for the sale of such Product to such third party shall equal the arm’s length price that third parties would generally pay for the Product alone when not purchasing any other product or service from Roche, its sublicensee or their respective Affiliates.
          4.4 PH20 Bulk Transfer Price. For all PH20 Bulk supplied by Halozyme under Section 6, Roche shall pay to Halozyme a transfer price equal to *** percent (***%) of the fully-burdened cost to Halozyme to manufacture (or have manufactured), store and supply PH20 Bulk. Halozyme shall invoice Roche for all PH20 Bulk upon shipment in accordance with

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Section 6, and Roche shall pay each such invoice within thirty (30) days after receipt. If after the Effective Date, Halozyme sells to any third party PH20 Bulk at a weighted average transfer price of less than *** (***%) of the fully-burdened cost to Halozyme to manufacture (or have manufactured), store and supply PH20 Bulk, based upon similar purchase volumes, terms and conditions, then Halozyme thereafter shall reduce the transfer price charged hereunder to Roche for PH20 Bulk to such lower weighted average transfer price for so long as Halozyme sells to any third party PH20 Bulk at such lower weighted average transfer price. Halozyme shall use commercially reasonable efforts to manufacture or have manufactured PH20 Bulk in a cost effective manner.
          4.5 Royalty Reports.
               4.5.1 Within sixty (60) days after the end of each calendar quarter following the First Commercial Sale of a Product by Roche, its sublicensees or their respective Affiliates, Roche shall provide in writing for the relevant period the following information for each Product split by U.S. and rest of world: (i) Adjusted Gross Sales; (ii) Net Sales; and (iii) the applicable royalty payable.
               4.5.2 Whenever calculating royalties requires conversion from any currency, Roche shall make such conversion as follows: When calculating the Adjusted Gross Sales for countries other than the United States of America, Roche shall convert the amount of such sales in currencies other than Swiss Francs into Swiss Francs using for internal foreign currency translation Roche’s then current standard practices actually used on a consistent basis in preparing its audited financial statements. Upon converting the amount of Adjusted Gross Sales into Swiss Francs, Roche shall convert into US Dollars (or other currency), using the daily rate (currently Reuters) at the last working day for the applicable period. Each such conversion calculation shall be set forth in the applicable royalty report.
               4.5.3 All royalties shown to have accrued by each royalty report provided under this Section 4.5 shall be payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.
          4.6 Audits.
               4.6.1 Roche shall and shall cause its Affiliates and its sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement.
               4.6.2 Such books of accounts shall be kept at their principal place of business. At the expense of Halozyme, Halozyme has the right to engage an independent certified public accounting firm of internationally recognized standing, selected by Halozyme and reasonably acceptable to Roche, on behalf of Halozyme to conduct an audit of such books and records of Roche, its sublicensees and their respective Affiliates, that are deemed necessary by such independent public accountant to report on Net Sales for the period or periods requested by Halozyme and the correctness of any report or payments made under this Agreement.
               4.6.3 Upon timely request and at least thirty (30) calendar days’ prior written notice from Halozyme, such audit shall be conducted in the countries specifically

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requested by Halozyme, during regular business hours in such a manner as to not unnecessarily interfere with Roche’s normal business activities, and shall be limited to results in the two (2) calendar years prior to audit notification. Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time.
               4.6.4 All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as Roche Confidential Information subject to the obligations of this Agreement and need neither be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than two (2) years from the end of the calendar year to which each shall pertain; nor more than one (1) year after the date of termination of the Agreement.
               4.6.5 Audit results and findings shall be provided by the independent certified public accounting firm to Roche and Halozyme concurrently and shared by Roche and Halozyme. The independent certified public accounting firm shall not interpret the Agreement but shall limit itself to accounting matters.
               4.6.6 If the audit reveals an overpayment, Halozyme shall reimburse Roche for the amount of the overpayment within thirty (30) days. If the audit reveals an underpayment, then Roche shall make up such underpayment with the next royalty payment. The fees charged by such independent public accountant shall be paid by Halozyme; provided, however, if the audit discloses that the royalties payable by Roche for such period are more than one hundred five percent (105%) of the royalties actually paid for such period, then Roche shall pay the reasonable fees and expenses charged by such independent public accountant.
               4.6.7 The failure of Halozyme to request verification of any royalty calculation within the period during which corresponding records must be maintained will be deemed to be acceptance of the royalty reporting.
          4.7 Withholding Taxes. Roche shall be entitled to deduct from the royalty payments otherwise due to Halozyme hereunder the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such royalty payments that are required to be withheld by Roche, to the extent Roche pays to the appropriate governmental authority on behalf of Halozyme such taxes, levies or charges. Roche promptly shall deliver to Halozyme proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.
          4.8 Payment Method. All payments by Roche to Halozyme hereunder shall be in United States Dollars in immediately available funds and shall be made by wire transfer from a United States bank located in the United States to such bank account as designated from time to time by Halozyme to Roche.

     5. PRODUCT DEVELOPMENT AND COMMERCIALIZATION.
          5.1 Responsibility.
               5.1.1 Except as otherwise set forth in this Section 5.1, Roche shall be solely responsible, at its sole cost, for conducting the development, manufacture, regulatory approval and commercialization of Products in the Territory, and shall own all regulatory applications, filings, approvals and licenses for each Product.
               5.1.2 Halozyme shall conduct all development and regulatory work for the PH20 Drug at Halozyme’s cost; provided, however, if such development and regulatory work is specific to Products and is done pursuant to a mutually acceptable workplan, then following the end of each calendar quarter, Halozyme shall invoice Roche for the fully-burdened cost to Halozyme to conduct such activities that are specific to Products, and Roche shall pay each such invoice within thirty (30) days after receipt.
               5.1.3 Roche shall have the right to conduct all development and regulatory work for Product. Roche shall own and control all regulatory filings in this regard.
               5.1.4 Halozyme shall own the DMF for the PH20 Drug. Roche shall have the right to cross-reference such DMF. In countries where this is not feasible, Halozyme shall provide to Roche all information necessary for Roche to compile clinical trials for Product and shall respond to any regulatory authority questions regarding those clinical trial applications, at Roche’s cost.
               5.1.5 Roche shall have the right to cross-reference any regulatory filing (including but not limited to DMFs, INDs, NDAs, MAAs, and CTAs) made by Halozyme or its Affiliates regarding PH20 Drug which is necessary or desirable with respect to obtaining regulatory approval for any Product.
          5.2 Diligence Efforts. With respect to each Roche Exclusive Target, Roche shall use commercially reasonable efforts to actively develop and obtain regulatory approvals to market in major markets throughout the world at least one Product comprising a Roche Biologic directed to such Roche Exclusive Target. Commercially reasonable efforts shall mean those efforts and resources consistent with the exercise of prudent scientific and business judgment, as applied to other pharmaceutical products of similar market potential and market size and at a similar stage in the development or life of such product. Despite the requirement of commercially reasonable efforts, Roche will likely not market or sell Product in countries in which the financial remuneration would be limited, e.g. in countries where price restrictions, low sales forecasts, lack of reimbursement, or similar factors. If Roche fails to actively develop and endeavor to obtain regulatory approvals to market in major markets throughout the world at least one Product comprising a Roche Biologic directed to a Roche Exclusive Target for a period of one (1) year or more, then upon not less than thirty (30) days prior written notice from Halozyme to Roche, such Roche Exclusive Target thereafter shall revert to a Roche Target and become nonexclusive hereunder.
          5.3 Research and Development Reports. Within thirty (30) days after the end of each June during the term of this Agreement, Roche shall prepare and provide Halozyme with a written report summarizing the activities conducted under this Agreement sufficient to enable Halozyme to understand and monitor the diligence of Roche in satisfying its obligations under Section 5.2, and the results thereof, through such date of such report.
          5.4 Trademarks.
               5.4.1 Roche, its sublicensees and their respective Affiliates shall have the right to determine the names and trademarks to use in connection with the promotion, marketing and sale of Products, and shall own and maintain the Roche trademarks to use in connection with the promotion, marketing and sale of Products; provided, however, that Roche shall, to the extent allowable by law, include on all packaging and labeling materials regarding any Product the name Halozyme, and the mark Enhanze (or such other mark reasonably requested by Halozyme), reasonably identifying that such product incorporates technology of Halozyme. Trademark ownership of the Licensed Marks will appear on product packaging and labeling. Nothing in this Agreement shall create an obligation on Halozyme to register or otherwise maintain in force any marks. The obligations under this section are subject to all laws and regulations including those of the FDA or any other governing or regulatory body.
               5.4.2 Duly authorized representatives of a party shall have the right, at reasonable times, to inspect all facilities or premises maintained by the other party (including, without limitation, the plants, laboratories, factories or other manufacturing or producing facilities or warehouses), to the extent necessary to police and maintain the use of its marks by the other party.
               5.4.3 Except as otherwise set forth above, Roche, its sublicensees and their respective Affiliates shall not (a) use any of Halozyme’s trademarks, or any mark or name confusingly similar thereto, as part of a corporate or business name or in any other manner, or (b) register any trade mark or trade name (including any company name) which is identical to or confusingly similar to or incorporates any trade mark or trade name which Halozyme or any associated company owns or claims rights in. Any goodwill associated with any of Halozyme’s names or marks affixed or applied or used in connection with Products shall accrue to the sole benefit of Halozyme.
          5.5 Adverse Event Reporting. Each party shall promptly notify the other party immediately of any information that comes to such party’s attention concerning any serious or unexpected side effect, injury, toxicity or sensitivity reaction, or any unexpected incidence, and the severity thereof, associated with the clinical uses, studies, investigations, tests and marketing of PH20 Drug or a Product. For purposes of this Section 5.5, “serious” shall mean an experience which (a) results in the death, permanent or substantial disability, in-patient hospitalization or prolongation of hospitalization, or (b) is a congenital anomaly, cancer, the result of an overdose or life threatening (only if unrelated to primary disease); and “unexpected” shall mean (x) for a nonmarketed Product, an experience that is not identified in nature, severity or frequency in the current clinical investigator’s confidential information brochure, and (y) for a marketed product, an event which is not listed in the current labeling for such product, and includes an event that may be symptomatically and pathophysiologically related to an experience listed in the labeling but differs from the event because of increased frequency or greater severity or specificity. Each party further shall immediately notify the other party of any information received regarding any threatened or pending action by an agency that may affect the safety and efficacy claims of a product. Upon receipt of any such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall restrict either party’s right to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law, regulation or court order. Roche shall have the right to mandate that the parties enter into a mutually acceptable pharmacovigilence agreement containing reasonable and customary terms and provisions to ensure the Product safety and compliance with laws and regulations.
          5.6 Alliance Managers. Promptly following the Effective Date, each party shall appoint a person to act as its alliance manager to coordinate its business activities under this Agreement, and a project leader to coordinate its technical activities under this Agreement. The alliance managers shall be the primary business contacts, and the project leaders shall be the primary technical contacts, between the parties with respect to their respective activities under this Agreement. Each party shall notify in writing the other party as soon as practicable upon making, and changing, any of these appointments.
     6. SUPPLY OF API.
          6.1 Manufacture and Sale. On the terms and conditions of this Section 6 and as to be set forth in a supply agreement and quality agreement to be timely entered into by the parties, both containing mutually acceptable, commercially reasonable and customary terms and conditions, Halozyme shall manufacture (or have manufactured), sell and deliver to Roche all PH20 Bulk required by Roche, its sublicensees and their respective Affiliates for use in Products. Roche shall purchase from Halozyme all quantities of PH20 Bulk required by Roche and its sublicensees for use in Products. Roche, its sublicensees and their respective Affiliates shall use PH20 Bulk solely for the development, manufacture and commercialization of Products pursuant to this Agreement.
          6.2 Manufacturing Practices.
               6.2.1 Halozyme shall manufacture, or have manufactured, PH20 Bulk under this Section 6 in conformity with the PH20 Bulk Specifications and in accordance with all applicable laws and regulations. The PH20 Bulk Specifications shall not be materially amended without the prior written consent of both parties.
               6.2.2 Halozyme shall manufacture, or have manufactured, PH20 Bulk under this Section 6 in accordance with cGMP.
               6.2.3 Roche shall have the right, at its sole expense, to audit Halozyme for compliance with applicable laws and regulations and cGMP on reasonable notice during normal business hours and not more than once in each calendar year, subject to reasonable confidentiality obligations.
               6.2.4 Halozyme shall provide Roche with certificates of analysis for all PH20 Bulk supplied hereunder based upon a reference standard established by Halozyme and reasonably acceptable to Roche.

               6.2.5 Upon the reasonable request of Roche, Halozyme shall provide Roche with such information, including analytical and manufacturing documentation, requested by Roche regarding quality control of PH20 Bulk supplied under this Section 6.
               6.2.6 All information disclosed or obtained pursuant to this Section 6.2 shall be Confidential Information of Halozyme.
          6.3 Forecasts and Orders.
               6.3.1 Not less than one hundred eighty (180) days prior to the first day of each calendar quarter (commencing with the first calendar quarter in which Roche, its sublicensees or their respective Affiliates order PH20 Bulk from Halozyme hereunder), Roche shall prepare and provide Halozyme with a written forecast of its good faith estimated requirements for PH20 Bulk under this Section 6 for each of the subsequent six (6) calendar quarters. Roche shall not (a) increase or decrease the quantity estimated for the first quarterly period of each forecast from the quantity estimated for the second quarterly period of the previous forecast, (b) increase or decrease the quantity estimated for the second and third quarterly periods of each forecast by more than *** percent (***%) of the quantity estimated for the third and fourth quarterly periods of the previous forecast, respectively, without the prior express written consent of Halozyme. The quantities estimated the fifth and sixth quarterly periods of each forecast shall be non-binding, and for planning purposes only.
               6.3.2 Roche shall be required to purchase one hundred percent (100%) of the quantity forecasted for each PH20 Bulk under this Section 6 for the first and second quarterly periods of each forecast under Section 6.3.1.
               6.3.3 Halozyme shall be required to supply the quantity of PH20 Bulk ordered by Roche under this Section 6 in any calendar quarter up to *** percent (***%) of the quantity forecasted for the first quarterly period of the most recent forecast. If Roche’s orders in any calendar quarter exceed *** percent (***%) of the quantity forecasted for the first quarterly period of the most recent forecast, Halozyme shall use good faith efforts to supply such excess. Halozyme shall use commercially reasonable efforts to meet Roche’s delivery requirements specified in accordance with Section 6.3.4.
               6.3.4 Roche shall make all purchases under this Section 6 by submitting firm purchase orders to Halozyme. Each such purchase order shall be in writing in a form reasonably acceptable to Halozyme, and shall specify the quantity of PH20 Bulk ordered, the place of delivery and the required delivery date therefor, which shall not be less than sixty (60) days after the date of such purchase order. No additional terms of any such purchase order shall be binding on Halozyme and are expressly rejected hereby. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail.
          6.4 Delivery and Acceptance.
               6.4.1 All PH20 Bulk supplied under this Agreement shall be shipped FCA (Incoterms 2000) place of manufacture to such location as designated by Roche. Title and

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risk of loss and damages to the PH20 Bulk purchased by Roche hereunder shall pass to Roche upon receipt by the applicable carrier.
               6.4.2 Roche shall pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of PH20 Bulk purchased by Roche under this Section 6.
               6.4.3 If a shipment of PH20 Bulk or any portion thereof is not in conformance with the PH20 Bulk Specifications, then Roche shall have the right to reject such shipment of PH20 Bulk if the entire shipment is nonconforming, or the portion thereof that fails to so conform, as the case may be. Roche shall give written notice to Halozyme of its rejection hereunder, within forty-five (45) days after Roche’s receipt of such shipment, specifying the grounds for such rejection. All or any part of any shipment may be held for Halozyme’s disposition, at Halozyme’s expense if found to be not in conformance with the PH20 Bulk Specifications. Halozyme shall use its commercially reasonable efforts to cure such rejection or replace such nonconforming shipment of PH20 Bulk, or portion thereof, within ninety (90) days after receipt of notice of rejection thereof.
               6.4.4 Roche’s grounds for rejection shall be conclusive unless Halozyme notifies Roche, within thirty (30) days of receipt by Halozyme of the notice of rejection, that it disagrees with such grounds. In the event of such a notice by Halozyme, representative samples of the batch of the PH20 Bulk in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party that is determined by the independent laboratory or consultant to have been incorrect in its determination of whether the applicable PH20 Bulk should be rejected. Further details, including the handling of latent defects, will be addressed in the supply or quality agreement to be entered into by Roche and Halozyme.
          6.5 LIMITATION OF LIABILITY. HALOZYME’S SOLE LIABILITY TO ROCHE, AND ROCHE’S SOLE REMEDY, UNDER SECTION 6.4.3 SHALL BE THE REJECTION AND REPLACEMENT OF NON-CONFORMING PH20 BULK WITH PH20 BULK THAT CONFORMS WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT WITHIN A COMMERCIALLY REASONABLE TIMEFRAME OR, IN THE CASE OF IMPOSSIBILITY, FULL REFUND OF ANY AMOUNT PAID WITH REGARD TO SUCH NON-CONFORMING PH20 BULK.
          6.6 Warranty. Halozyme warrants that all the PH20 Bulk delivered to Roche pursuant to this Agreement shall conform with the PH20 Bulk Specifications, shall be free from defects in material and workmanship, and shall be manufactured in accordance with cGMP (unless the parties otherwise mutually agree) and in compliance with applicable laws and regulations, and shall not infringe the issued patents of any third party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HALOZYME MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PH20 BULK. HALOZYME DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

          6.7 Supply Strategy.
               6.7.1 Commencing not later than the first anniversary after the Effective Date, Halozyme shall be responsible for implementing a commercially reasonable supply strategy for PH20 Bulk sufficient to supply Roche with not less than *** of PH20 Bulk per year commencing with the fourth anniversary of the Effective Date (or such other date as the parties mutually agree in writing) and thereafter to meet Roche’s reasonably anticipated forecasts provided pursuant to Section 6.3.1. Halozyme shall review such supply strategy with Roche at least annually.
               6.7.2 If Halozyme fails to implement such commercially reasonable supply strategy for PH20 Bulk in accordance with Section 6.7.1, then Halozyme shall engage, on commercially reasonable and customary terms and conditions, a commercially recognized third party contract manufacturer to serve as a second source supplier for PH20 Bulk to satisfy Roche’s reasonable requirements therefor. Halozyme shall consult with Roche prior to, and consider in good faith the input of Roche regarding, the selection of such third party contract manufacturer, which may include Roche or its Affiliates.
               6.7.3 If *** is *** sufficient to satisfy *** reasonably forecasted requirements hereunder for a *** *** period, then (a) the parties shall enter into a mutually acceptable agreement, on commercially reasonable and customary terms and conditions, pursuant to which *** supply PH20 Bulk sufficient to satisfy the *** portion of *** reasonably forecasted requirements therefor (*** situation to produce PH20 Bulk in commercially reasonable amounts and not less than *** percent (***%) of *** reasonably forecasted requirements), and (b) *** shall provide the necessary ***, at *** cost.
               6.7.4 In the event of a Change of Control, then at the request Roche, (a) the parties shall enter into a mutually acceptable supply agreement, on commercially reasonable and customary terms and conditions, pursuant to which Roche would have the right to supply PH20 Bulk sufficient to satisfy Roche’s reasonable requirements therefor, and (b) Halozyme shall provide the necessary technology transfer, at Roche’s cost.
     7. PATENT RIGHTS.
          7.1 Prosecution and Maintenance.
               7.1.1 Halozyme shall have the sole right, at its sole expense, to prepare, file, prosecute and maintain all Licensed Patent Rights and all Collaboration Supported PH20 Patent Rights. Halozyme shall own all Collaboration Supported PH20 Patent Rights. Halozyme shall consider in good faith the interests of Roche in so doing and shall use commercially reasonable efforts to provide Roche with copies of all office actions within thirty (30) days after they are received. Roche shall have the right to comment on such office actions and Halozyme shall consider Roche’s comments in good faith. In addition, to the extent practicable, Halozyme shall use commercially reasonable efforts to provide Roche with copies of all patent applications within the Licensed Patent Rights at least thirty (30) days before filing and shall consider Roche’s comments prior to filing. Roche shall assist Halozyme, upon request and at Halozyme’s sole expense, and to the extent commercially reasonable, in connection therewith. With respect

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to each patent application and patent within the Licensed Patent Rights, Halozyme shall (a) provide Roche with any patent application filed by Halozyme promptly prior to filing and receive and incorporate reasonable comments by Roche thereon; (b) provide Roche with any patent application filed by Halozyme promptly after such filing; and (c) notify Roche of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action, review it with Roche as reasonably requested, and receive and incorporate reasonable comments by Roche thereon.
               7.1.2 Roche shall have the sole right, at its sole expense, to prepare, file, prosecute and maintain Collaboration Supported Biologics Patent Rights. Roche shall own all rights to the Collaboration Supported Biologics Patent Rights. Roche shall consider in good faith the interests of Halozyme in so doing. Halozyme shall assist Roche, upon request and at Roche’s sole expense, and to the extent commercially reasonable, in connection therewith.
               7.1.3 Any patent or patent application that is generated pursuant to activities contemplated by this Agreement which are neither Collaboration Supported PH20 Patent Rights nor Collaboration Supported Biologics Patent Rights, shall be owned and prosecuted by the inventive party as determined under U.S. law or in the case of joint inventions, shall be owned jointly and prosecuted by the party determined by mutual agreement of the parties. Each party shall have the right to freely exploit, transfer, license or encumber its rights in any such jointly-owned patent rights without the consent of, or payment or accounting to, the other party.
          7.2 Enforcement.
               7.2.1 Except as otherwise set forth in Section 7.2.2, Halozyme shall have the sole right, at its expense, to enforce all Licensed Patent Rights and all Collaboration Supported PH20 Patent Rights. Halozyme shall consider in good faith the interests of Roche in so doing. Roche shall assist Halozyme, upon request and at Halozyme’s sole expense, and to the extent commercially reasonable, in connection therewith.
               7.2.2 Roche shall have the sole right, at its expense, to enforce Collaboration Supported Biologics Patent Rights. Roche shall consider in good faith the interests of Halozyme in so doing. Halozyme shall assist Roche, upon request and at Roche’s sole expense, and to the extent commercially reasonable, in connection therewith.
               7.2.3 With respect to any substantial and continuing infringement of the Licensed Patent Rights by a third party making, using, offering for sale, selling or importing a product that comprises a Biologic directed to a Roche Exclusive Target in a country in the Territory for use in the Field, if Halozyme fails to abate such infringement or to file an action to abate such infringement within ninety (90) days (or thirty (30) days in the case of a paragraph IV certification) after a written request from Roche to do so, or if Halozyme discontinues the prosecution of any such action after filing without abating such infringement, then until such time as such infringement is abated, the royalty rate for any Product that comprises a Biologic directed to such Roche Exclusive Target in such country shall be reduced by one-half (1/2) of the royalty rate set forth in Section 4.3.2.

               7.2.4 With respect any action to enforce the Licensed Patent Rights to abate any infringement of the Licensed Patent Rights by a third party making, using, offering for sale, selling or importing a product that comprises a Biologic directed to a Roche Exclusive Target in a country in the Territory for use in the Field, all monies recovered upon the final judgment or settlement of any such action shall be used (a) first, to reimburse the costs and expenses (including reasonable attorneys’ fees and costs) of Halozyme and Roche; (b) second (to the extent that damages are awarded for lost sales or lost profits from the sale of Products), to Halozyme and Roche in shares that reflect the damages incurred by each party; and (c) the remainder to the account of the party or parties that undertake such actions to the extent of their financial participation therein.
     8. CONFIDENTIALITY.
          8.1 Confidentiality. During the term of this Agreement and for a period of five (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence the Confidential Information of the other party, shall not use or grant the use of the Confidential Information of the other party except as expressly permitted hereby, and shall not disclose the Confidential Information of the other party except on a need-to-know basis to such party’s directors, officers, employees and consultants (and in the case of Roche, to the directors, officers, employees of Genentech and Chugai), to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other party except as expressly permitted under this Agreement. Each party shall notify the other party promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
          8.2 Terms of Agreement. Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary, and (b) to a third party in connection with (i) an equity investment in such party, (ii) a merger, consolidation or similar transaction by such party, or (iii) the sale of all or substantially all of the assets of such party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties have agreed upon the substance of information that can be used to describe the terms and conditions of this transaction, and each party may disclose such information, as modified by mutual written agreement of the parties, without the consent of the other party.
          8.3 Permitted Disclosures. The confidentiality obligations under this Section 8 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that such party shall provide written notice thereof to the other party, consult with the other party with respect to such disclosure and provide the other party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.

          8.4 Publications. It is in the parties’ interest that Roche publish the results of its research and/or development in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, and such publication shall not be prohibited but shall be subject to the following: If Roche desires to make any such publication (including any oral disclosure made without obligation of confidentiality), Roche shall provide Halozyme with a copy of the proposed written publication at least fifteen (15) days prior to submission for publication, or an outline of such oral disclosure at least five (5) days prior to presentation. At the request of Halozyme, Roche shall remove any Confidential Information of Halozyme therefrom. Halozyme additionally shall have the right (a) to propose modifications to the publication for patent reasons, and (b) to request a reasonable delay in publication in order to protect patentable information. If Halozyme requests such a delay, Roche shall delay submission or presentation of the publication for a period of sixty (60) days to enable Halozyme to prepare and file applicable patent applications. Upon the expiration of such fifteen (15) day period (in the case of proposed written disclosures) or five (5) day period (in the case of proposed written disclosures) from receipt by Halozyme, subject to the requirement to remove any Confidential Information of Halozyme, Roche shall be free to proceed with the written publication or the presentation, respectively, unless Halozyme has requested the delay described above. Halozyme shall not publish any studies, clinical trials or results thereof regarding Products, and Roche shall not publish any studies, clinical trials or results thereof regarding PH20 Drug other than as a component of Products.
          8.5 Clinical Trial Registry. Roche, in accordance with its internal policies and procedures, shall have the right to publish all studies, clinical trials and results thereof regarding Product (but not PH20 Drug alone) on the clinical trial registries which are maintained by or on behalf of Roche.
     9. INDEMNIFICATION AND INSURANCE.
          9.1 By Roche. Roche shall indemnify and hold harmless Halozyme, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), resulting from any claims, demands, actions or other proceedings by any third party to the extent resulting from (a) the breach of any representation, warranty or covenant by Roche under this Agreement; (b) the use of the Licensed IP Rights by Roche, its sublicensees or their respective Affiliates, to the extent not the responsibility of Halozyme pursuant to Section 6.6; (c) the manufacture, use, sale, handling or storage of Products by Roche, its sublicensees or their respective Affiliates, customers or end-users; or (d) the use of the Confidential Information of Halozyme by Roche, its sublicensees or their respective Affiliates..
          9.2 By Halozyme. Halozyme shall indemnify and hold harmless Roche, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any third party to the extent resulting from (a) the breach of any representation, warranty or covenant by Halozyme under this Agreement; or (b) the use by Halozyme or its Affiliates of the Confidential Information of Roche.
          9.3 Procedure. If a party (the “Indemnitee”) intends to claim indemnification under this Section 9, it shall promptly notify the other party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceeding. The obligations of this Section 9 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 9, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any obligation that it may have to any party claiming indemnification otherwise than under this Section 9. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 9.
          9.4 Insurance. Each party shall maintain insurance (or in the case of Roche, self-insurance), including product liability insurance, with respect to its activities under this Agreement regarding Products in such amount as such party customarily maintains with respect to similar activities for its other products, but not less than such amount as is reasonable and customary in the industry. Each party shall maintain such insurance for so long as it continues its activities under this Agreement, and thereafter for so long as such party customarily maintains insurance for itself covering similar activities for its other products.
     10. TERM AND TERMINATION.
          10.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to this Section 10, shall continue in effect until the expiration of Roche’s obligation to pay royalties hereunder.
          10.2 Termination for Breach. If a party has materially breached this Agreement, and such material breach shall continue for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty (30) day period.
          10.3 Termination by Roche. Roche may terminate this Agreement in whole or a Target-by-Target, or Product-by-Product basis at any time upon ninety (90) days prior written notice to Halozyme.
          10.4 Effect of Expiration or Termination.
               10.4.1 Expiration or termination of this Agreement shall be without prejudice to any rights which shall have accrued to the benefit of a party prior to such expiration or termination. Without limiting the foregoing, Sections 2.6, 3.2, 4.6, 6.5, 8, 9, 10.4 and 11 shall survive any expiration or termination of this Agreement.
               10.4.2 Except as otherwise expressly set forth in this Agreement, promptly upon the expiration or earlier termination of this Agreement, each party shall return to the other party all tangible items regarding the Confidential Information of the other party and all copies thereof; provided, however, that each party shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder.
     11. MISCELLANEOUS.
          11.1 Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof. The courts of the State of California shall have jurisdiction over the parties hereto in all matters arising hereunder, and the exclusive venue for any such action shall be a state or federal court located in the State of California.
          11.2 Waiver. No waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.
          11.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior express written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.3 shall be void.
          11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.
          11.5 Further Actions. Each party shall execute, acknowledge and deliver such further documents and instruments and to perform all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
          11.6 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

If to Halozyme:	Halozyme, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, California 92121
Attn: President and Chief Executive Officer

with a copy to:	Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92121
Attention: Mark R. Wicker

If to Roche:	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attn: Corporate Secretary

And to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel, Switzerland
Attn: Corporate Law
          11.7 Force Majeure. Nonperformance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers due to the preceeding, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party; provided, however, that the nonperforming party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable.
          11.8 No Consequential Damages. IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 11.8 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 9 ABOVE.
          11.9 Halozyme In-Licenses. The grant of rights by Halozyme under this Agreement shall be subject to and limited in all respects by the terms of the applicable Halozyme In-License(s) pursuant to which Halozyme acquired Licensed IP Rights, and all rights or sublicenses granted under this Agreement shall be limited to the extent that Halozyme may grant such rights and sublicenses under such Halozyme In-License(s). Notwithstanding the above, Halozyme warrants that such Halozyme In-License(s) grant to Halozyme rights under the subject Licensed IP Rights to supply Roche with PH20 Drug under Article 6 for the purpose of Roche using such PH20 Drug to make, have made, use, offer for sale, sell and import Products in accordance with this Agreement. Halozyme warrants that it shall keep the Halozyme In-License(s) in full force and effect throughout the term of this Agreement.

          11.10 Complete Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be and of no effect.
          11.11 Roche Entities. Roche Basel and Roche Nutley shall be jointly and severally liable for all acts and omissions of Roche relating to or in connection with this Agreement, and any act or omission of, or notice to, either of them shall constitute the act or omission of, or notice to, each of them.
          11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.
          11.13 Headings. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

HALOZYME, INC.

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	President and CEO

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Peter Hug

Name:	Peter Hug

Title:	Global Head, Pharma Partnering

HOFFMANN-LA ROCHE INC.

By:	/s/ Dennis E. Burns

Name:	Dennis E. Burns

Title:	Global Head of Business Development

EXHIBIT A
LICENSED PATENTS

ALTERNATE ID	SHORT TITLE
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***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

ALTERNATE ID	SHORT TITLE
DOCKET ID	CLIENT REFERENCE
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***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT B
OPTION TARGETS
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***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT C
INITIAL ROCHE EXCLUSIVE TARGETS
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***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.